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                                                                     EXHIBIT 5.1

                               DEWEY  BALLANTINE

                          1301 AVENUE OF THE AMERICAS
                              NEW YORK 10019-6092
                 TELEPHONE 212 259-8000 FACSIMILE 212 259-6333

November 8, 1995


Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285

Ladies and Gentlemen:

      We have examined the corporate records and proceedings of Eli Lilly and Company, an Indiana corporation (the "Company"), with respect to the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, issuance, form, validity and nonassessability of the authorized but unissued (i) options (the "Options") to acquire shares of Common Stock of the Company under the 1994 Lilly Stock Plan (the "1994 Plan"), (ii) the shares (the "Shares") of Common Stock of the Company underlying the Options that are to be issued to holders of outstanding options to purchase shares of common stock of Integrated Medical Systems, Inc. ("IMS") and (iii) rights to put shares of Series D Preferred Stock, par value $1.00 per share, of IMS to the Company (the "Put Rights") to be offered by the Company pursuant to the Registration Statement on Form S-4 (Registration No. 33-62613 and 33-62613-01), as amended (the "Registration Statement"), in connection with the Company's acquisition of IMS pursuant to the Agreement and Plan of Merger, dated as of August 2, 1995, among the Company, Trans-IMS Corporation and IMS (the "Merger Agreement").

      We are members of the bar of the State of New York and express no opinion as to the laws of any jurisdiction except the State of New York and the federal law of the United States. As to matters governed by Indiana law, we have relied solely upon the opinion of Messrs. Baker & Daniels, a copy of which is enclosed herewith. As to matters governed by Colorado law, we have relied solely upon the opinion of Messrs. Holme Roberts & Owen LLC., a copy of which is enclosed herewith.

      Based upon the foregoing, it is our opinion that:

      1. The Company is a validly existing corporation under the laws of the State of Indiana.
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      2. When the Registration Statement shall have become effective and the
Options shall have been granted by the Company in accordance with the terms of the Merger Agreement and the 1994 Plan, the Options will be validly authorized, legally issued and enforceable in accordance with their terms except insofar as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights and by general principles of equity.

      3. When the Options shall have been exercised in accordance with the terms of such Options and the 1994 Plan, the Shares will be validly authorized, legally issued and fully paid and nonassessable.

      4. When the Registration Statement shall have become effective and when the Put/Call Agreements (as such term is defined in the Merger Agreement) shall have been duly executed and delivered by and on behalf of the Company and the holders of the Put Rights, the Put Rights will be duly authorized, valid and binding obligations of the Company, enforceable in accordance with their terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and except that the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor might be brought).

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name in the Proxy Statement-Prospectus constituting a part of such Registration Statement under the heading "Legal Opinions." In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,
                                         /s/ Dewey Ballantine
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                        [Letterhead of Baker & Daniels]

November 8, 1995


Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285


Ladies and Gentlemen:

     We have examined the corporate records and proceedings of Eli Lilly and Company, an Indiana corporation (the "Company"), with respect to the organization of the Company and the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization and issuance of the options (the "Options") to acquire shares of Common Stock of the Company under the 1994 Lilly Stock Plan (the "1994 Plan") and the shares (the "Shares") of Common Stock of the Company underlying the Options that are to be issued to holders of outstanding options to purchase shares of common stock of Integrated Medical Systems, Inc. ("IMS") in connection with the Company's acquisition by merger of IMS pursuant to the Agreement and Plan of Merger dated as of August 2, 1995 among the Company, Trans-IMS Corporation and IMS (the "Merger Agreement"). This opinion letter is being given in connection with the Registration Statement on Form S-4 (Registration Nos. 33-62613 and 33-62613-01) pursuant to which the offer and sale of the Options and the Shares have been registered under the Securities Act of 1933, as amended.

     The law covered by this opinion letter is limited to the laws of the State of Indiana.

     Based on the foregoing, we are of the opinion that:

     1. The Company is a validly existing corporation under the laws of the State of Indiana.

     2. When the Registration Statement shall have become effective and the Options shall have been granted by the Company in accordance with the terms of the Merger Agreement and the 1994 Plan, the Options will be validly authorized, legally issued and enforceable in accordance with their terms except insofar as such enforceability may be limited by bankruptcy, insolvency or other
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Eli Lilly and Company               -2-                         November 8, 1995

laws affecting creditors' rights and by general principles of equity.

     3. When the Options shall have been exercised in accordance with the terms of such Options and the 1994 Plan, the Shares will be validly authorized, legally issued and fully paid and nonassessable.

     4. The Company has full corporate power to carry out the transactions provided for in the Put/Call Agreements (as such term is defined in the Merger Agreement) and all corporate and other proceedings required to be taken by, or on the part of, the Company to authorize it to execute and deliver the Put/Call Agreements and to consummate the transactions contemplated thereby have been duly and validly taken.

     Dewey Ballantine and Holme Roberts & Owen LLP may rely upon this opinion letter in rendering their opinions in connection with the Registration Statement as if this opinion letter were addressed to them.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name in the Proxy Statement-Prospectus constituting a part of such Registration Statement under the heading "Legal Opinions." In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours very truly,

/s/ Baker & Daniels

                   [Letterhead of Holme Roberts & Owen LLP]

November 8, 1995

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285

Ladies and Gentlemen:

     We have examined the corporate records and proceedings of Eli Lilly and Company, an Indiana corporation (the "Company"), with respect to the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, issuance, form, validity and nonassessability of the authorized but unissued rights to put shares of Series D Preferred Stock, par value $1.00 per share, of Integrated Medical Systems, Inc. to the Company (the "Put Rights") to be offered by the Company pursuant to the Registration Statement on Form S-4 (Registration Nos. 33-62613 and 33-62613-01), as amended (the "Registration Statement"), in connection with which this opinion letter is given.

     The law covered by this opinion letter is limited to the laws of the State of Colorado without giving effect to conflicts of laws rules. As to matters governed by Indiana law, we have relied and understand that you have relied upon an opinion of Messrs. Baker & Daniels, a copy of which is enclosed herewith.


     Based upon the foregoing, it is our opinion that, to the extent the Put/Call Agreement is governed by Colorado law, when the Registration Statement shall have become effective and when the Put/Call Agreement shall have been duly executed and delivered by and on behalf of the Company and the holders of the Put Rights, the Put Rights will be duly authorized, valid and binding obligations of the Company, enforceable in accordance with their terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and except that the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor might be brought).

     Dewey Ballantine may rely upon this opinion letter in rendering their opinions in connection with the Registration Statement as if this opinion letter were addressed to them.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name in the Proxy Statement-Prospectus constituting a part of such Registration Statement under the heading "Legal Opinions." In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        Very truly yours,
                                        HOLME ROBERTS & OWEN LLP

                                        By /s/ Nick Nimmo
                                           ------------------------
                                              Nick Nimmo, Member







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